Exhibit 16
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Hamilton PC
2121 S. Oneida St., Suite 312
Denver, CO 80224
P: (303) 548-8072
F: (888) 466-4216
ed@hamiltonpccpa
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SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re:           AVT, Inc. (the “Company”)
Form 8-K, Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced Report filed by the Company.  We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

Hamilton, PC

/s/ Hamilton, PC
Denver, Colorado
October 8, 2012